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                                                                   EXHIBIT 21.1

                            RENEX CORP. SUBSIDIARIES

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                                                                  STATE OF           YEAR OF INCORPORATION
                          NAME                                  INCORPORATION
---------------------------------------------------------- ------------------------ ------------------------
Renex Dialysis Clinic of University City, Inc.             Missouri                          1993
Renex Dialysis Clinic of Pittsburgh, Inc.                  Pennsylvania                      1993
Renex Corp.                                                Texas                             1993
Renex Dialysis Clinic of Tampa, Inc.                       Florida                           1994
Renex Dialysis Clinic of Creve Couer, Inc.                 Missouri                          1994
Renex Dialysis Clinic of Miami, Inc.                       Florida                           1994
Renex Dialysis Homecare of Greater St. Louis, Inc.         Missouri                          1994
Renex Dialysis Clinic of Amesbury, Inc.                    Massachusetts                     1994
Renex Dialysis Clinic of Bridgeton, Inc.                   Missouri                          1995
Renex Dialysis Clinic of Philadelphia, Inc.                Pennsylvania                      1995
Renex Dialysis Homecare of Tampa, Inc.                     Florida                           1995
Renex Dialysis Clinic of Woodbury, Inc.                    New Jersey                        1995
Renex Dialysis Facilities, Inc.                            Mississippi                       1990
Renex Dialysis Homecare of Greater Pittsburgh, Inc.        Pennsylvania                      1996
Renex Dialysis Clinic of Orange, Inc.                      New Jersey                        1996
Renex Dialysis Clinic of Bloomfield, Inc.                  New Jersey                        1996
Renex Dialysis Homecare of Greater Philadelphia, Inc.      Pennsylvania                      1996
Renex Dialysis Clinic of North Andover, Inc.               Massachusetts                     1996
Renex National Homecare, Inc.                              Florida                           1997
Renex Dialysis Clinic of Union, Inc.                       Missouri                          1997
Dialysis Services of Atlanta, Inc.                         Georgia                           1997
Renex Management Services, Inc.                            Florida                           1997
Renex Dialysis Clinic of Maplewood, Inc.                   Missouri                          1997
Renex Dialysis Clinic of South Georgia, Inc.               Georgia                           1998
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